Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide VLI Separate Account-4:
We consent to the use of our report dated March 16, 2018, with respect to the financial statements of the sub-accounts that comprise the Nationwide VLI Separate Account-4, and the related notes (collectively, the financial statements), incorporated by reference herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-43671), incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 12, 2018

Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements and financial statement schedules of Nationwide Life Insurance Company and subsidiaries dated February 28, 2018, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-43671), incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 12, 2018